Exhibit 6(a)

                           PLACEMENT AGENCY AGREEMENT

September 13, 1993

The Landmark Funds Broker-Dealer Services, Inc.
c/o Signature Financial Group (Cayman), Ltd.
Elizabethan Square,  2nd Floor
George Town, Grand Cayman, BWI

Gentlemen:

This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, THE PREMIUM PORTFOLIOS (the "Portfolio"), an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), organized as a New York trust, has agreed that The Landmark Funds Broker-Dealer Services, Inc. ("LFBDS") shall be the exclusive placement agent (the "Placement Agent") of beneficial interests of the Portfolio and of each of its series ("Portfolio Interests").

SERVICES AS PLACEMENT AGENT.

1.1 LFBDS will act as exclusive Placement Agent of the Portfolio Interests covered by each registration statement then in effect under the 1940 Act. In acting as Placement Agent under this Placement Agent Agreement, neither LFBDS nor its employees nor any agents thereof shall make any offer or sale of Portfolio Interests in a manner which would require the Interests to be registered under the Securities Act of 1933, as amended (the "1933 Act").

1.2 All activities by LFBDS and its agents and employees as Placement Agent of Portfolio Interests shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations adopted pursuant to the 1940 Act by the Securities and Exchange Commission (the "Commission").

1.3 LFBDS shall perform such specified activities and conduct all of its activities as Placement Agent of Portfolio Interests, including any activities described herein, as set forth in the Operating Policies and Procedures (the "Operating Procedures") of the Portfolio (in such form as may be approved from time to time by the Portfolio's Board of Trustees). To the extent that any provision of this Agreement shall conflict with any provision of the Operating Procedures, the applicable provision of the Operating Procedures shall be deemed to govern.

1.4 Nothing herein shall be construed to require the Portfolio to accept any offer to purchase any Portfolio Interests, all of which shall be subject to approval by the Portfolio's Board of Trustees.

1.5 The Portfolio shall furnish from time to time for use in connection with the sale of Portfolio Interests such information with respect to the Portfolio and Portfolio Interests as LFBDS may reasonably request. The Portfolio shall also furnish LFBDS upon request with: (a) unaudited semiannual statements of the Portfolio's books and accounts prepared by the Portfolio, and (b) from time to time such additional information regarding the Portfolio's financial or regulatory condition as LFBDS may reasonably request.

1.6 The Portfolio represents to LFBDS that all registration statements filed by the Portfolio with the Commission under the 1940 Act with respect to Portfolio Interests have been prepared in conformity with the requirements of such statute and the rules and regulations of the Commission thereunder. As used in this Agreement the term "registration statement" shall mean any registration statement filed with the Commission as modified by any amendments thereto that at any time shall have been filed with the Commission by or on behalf of the Portfolio or by the Portfolio on behalf of any series thereof. The Portfolio represents and warrants to LFBDS that any registration statement will contain all statements required to be stated therein in conformity with both such statute and the rules and regulations of the Commission; that all statements of fact contained in any registration statement will be true and correct in all material respects at the time of filing of such registration statements or amendments thereto; and that no registration statement will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Portfolio Interests. The Portfolio may but shall not be obligated to propose from time to time such amendment to any registration statement as in the light of future developments may, in the opinion of the Portfolio's counsel, be necessary or advisable. If the Portfolio shall not propose such amendment and/or supplement within fifteen days after receipt by the Portfolio of a written request from LFBDS to do so, LFBDS may, at its option, terminate this Agreement. The Portfolio shall not file any amendment to any registration statement without giving LFBDS reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Portfolio's right to file at any time such amendment to any registration statement as the Portfolio may deem advisable, such right being in all respects absolute and unconditional.

1.7 The Portfolio agrees to indemnify, defend and hold LFBDS, its several officers and directors, and any person who controls LFBDS within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities and Exchange Act of 1934 (the "1934 Act") (for purposes of this paragraph 1.7, collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading; provided, however, that the Portfolio's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as arc furnished in writing to the Portfolio by LFBDS in its capacity as Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Portfolio's agreement to indemnify LFBDS and the Portfolio's representations and warranties herein before set forth in paragraph 1.6 shall not be deemed to cover any liability to the Portfolio or its investors to which a Covered Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Portfolio shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Portfolio, c/o Roger P. Joseph, Esq., gingham, Dana & Gould, 15() Federal Street, Boston, Massachusetts 02110, with a copy to Philip W. Coolidge, 6 St. James Avenue, 9th floor. Boston, Massachusetts 02116 promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify the Portfolio of any such action shall not relieve the Portfolio from any liability except to the extent that the Portfolio shall have been prejudiced by such failure, or from any liability that the Portfolio may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Portfolio's indemnity agreement contained in this paragraph. The Portfolio will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by the Portfolio and approved by LFBDS, which approval shall not be unreasonably withheld. In the event the Portfolio elects to assume the defense of any such suit and retain counsel of good standing approved by LFBDS, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Portfolio does not elect to assume the defense of any such suit, or in case LFBDS reasonably does not approve of counsel chosen by the Portfolio, the Portfolio will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by LFBDS or such Covered Person. The Portfolio's indemnification agreement contained in this paragraph and the Portfolio's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Portfolio Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Portfolio agrees to notify LFBDS promptly of the commencement of any litigation or proceedings against the Portfolio or any of its officers or Trustees in connection with the issue and sale of any Portfolio Interests.

1.8 LFBDS agrees to indemnify, defend and hold the Portfolio, its several officers and trustees, and any person who controls the Portfolio within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this paragraph 1.8, collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, or common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by LFBDS in its capacity as Placement Agent to the Portfolio for use in the answers to any of the items of any registration statement or in any statements in any Offering Material or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by LFBDS to the Portfolio required to be stated in such answers or necessary to make such information not misleading. LFBDS shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to LFBDS at 6 St. James Avenue, Boston, Massachusetts 02116, Attention: Philip W. Coolidge, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. LFBDS shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Portfolio if such action is based solely on such alleged misstatement or omission on LFBDS's part, and in any other event each Covered Person shall have the right to participate IN the defense or preparation of the defense of any such action. The failure to so notify LFBDS of any such action shall not relieve LFBDS from any liability except to the extent that LFBDS shall have been prejudiced by such failure, or from any liability that LFBDS may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of LFBDS's indemnity agreement contained in this paragraph.

1.9 No Portfolio Interests shall be offered by either LFBDS or the Portfolio under any of the provisions of this Agreement and no orders for the purchase or sale of Portfolio interests hereunder shall be accepted by the Portfolio if and so long as the effectiveness of the registration statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1940 Act; provided, however, that nothing contained in this paragraph shall in any way restrict or have an application to or bearing on the Portfolio's obligation to redeem Portfolio Interests from any investor in accordance with the provisions of the Portfolio's registration statement or Declaration of Trust, as amended from time to time.

1.10 The Portfolio agrees to advise LFBDS as soon as reasonably practical by a notice in writing delivered to LFBDS or its counsel:

(a) of any request by the Commission for amendments to the registration statement then in effect or for additional information;

(b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement then in effect or the initiation by service of process on the Portfolio of any proceeding for that purpose;

(c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement then in effect or that requires the making of a change in such registration statement in order to make the statements therein not misleading; and

(d) of all action of the Commission with respect to any amendment to any registration statement that may from time to time be filed with the Commission.

For purposes of this paragraph 1.10, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

1.11 LFBDS agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Portfolio all records and other information not otherwise publicly available relative to the Portfolio and its prior, present or potential investors and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Portfolio, which approval shall not be unreasonably withheld and may not be withheld where LFBDS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Portfolio.

1.12 In addition to LFBDS's duties as Placement Agent, the Portfolio understands that LFBDS may, in its discretion, perform additional functions in connection with transactions in Portfolio Interests.

The processing of Portfolio Interest transactions may include, but is not limited to, compilation of all transactions from LFBDS's various offices; creation of a transaction tape and timely delivery of it to the Portfolio or its designated agent for processing; reconciliation of all transactions delivered to the Portfolio or its designated agent and the recording and reporting of these transactions executed by the Portfolio or its designated agent in customer statements; rendering of periodic customer statements; and the reporting of IRS Form 1099 information at year end if required.

LFBDS may also provide other investor services, such as communicating with Portfolio investors and other functions in administering customer accounts for Portfolio investors.

LFBDS understands that these services may result in cost savings to the Portfolio or to the Portfolio's investment manager and neither the Portfolio nor the Portfolio's investment manager will compensate LFBDS for all or a portion of the costs incurred in performing functions in connection with transactions in Portfolio Interests. Nothing herein is intended, nor shall be construed, as requiring LFBDS to perform any of the foregoing functions.

2. TERM.

This Agreement shall become effective on the date first above written and, unless sooner terminated as provided herein, shall continue until September 13,1994 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Portfolio's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act) of the Portfolio's outstanding voting securities, provided that in either event the continuance is also approved by the majority of the Portfolio's Trustees who are not interested persons (as defined in the 1940 Act) of the Portfolio and who have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on not less than 60 days' notice, by the Portfolio's Board of Trustees, by vote of a majority (as defined in the 1940 Act) of the Portfolio's outstanding voting securities, or by LFBDS. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

3. REPRESENTATIONS AND WARRANTIES.

LFBDS and the Portfolio each hereby represents and warrants to the other that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

4. CONCERNING APPLICABLE PROVISIONS OF LAW, ETC.

This Agreement shall be subject to all applicable provisions of law, including the applicable provisions of the 1940 Act and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

This Agreement is executed and delivered at a location or locations outside the United States, and the laws of the Commonwealth of Massachusetts shall, except to the extent that any applicable provisions of Federal Law shall be controlling, govern the construction, validity and effect of this Agreement, without reference to principles of conflicts of law.

If the contract set forth herein is acceptable to you, please so indicate by executing the enclosed copy of this Agreement and returning the same to the undersigned, whereupon this Agreement shall constitute a binding contract between the parties hereto effective at the closing of business on the date hereof.

The undersigned Trustee or officer of the Trust has executed this Agreement not individually, but as Trustee or officer under the Trust's Declaration of Trust, dated September 13, 1993, as amended, and the obligations of this Agreement are not binding upon any of the Trustees or officers of the Trust individually.

Yours very truly,

THE PREMIUM PORTFOLIOS

By: James B. Craver
   -----------------------

Accepted:

THE LANDMARK FUNDS BROKER-DEALER SERVICES, INC.

By:  James B. Craver
    ----------------------

                             The Premium Portfolios
                         Elizabethan Square, 2nd Floor
                         George Town, Grand Cayman, BWI


                               December 31, 1997



The Landmark Funds Broker-Dealer Services, Inc.
c/o Signature Financial Group (Cayman), Ltd.
Elizabethan Square, 2nd Floor
George Town, Grand Cayman, BWI

      Re:  The Premium Portfolios - Placement
              Agency Agreement

Ladies and Gentlemen:

     This letter serves as notice that Growth & Income Portfolio (the "Fund") is added to the list of series of The Premium Portfolios (the "Trust") to which The Landmark Funds Broker-Dealer Services, Inc. ("LFBDS") renders services as placement agent pursuant to the terms of the Placement Agency Agreement dated as of September 13, 1993 (the "Agreement") between the Trust and LFBDS.

     Please sign below to acknowledge your receipt of this notice adding the Fund as beneficiary under the Agreement.

                                    THE PREMIUM PORTFOLIOS


                                    By:     Philip Coolidge

                                    Title:  President


Acknowledgment:

THE LANDMARK FUNDS BROKER-DEALER SERVICES, INC.


By:      Philip Coolidge

Title:   CEO